EXHIBIT 4.5

                   AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT


     AMENDMENT dated as of May 5, 2000 among DLJ Investment Partners, L.P., a Delaware limited partnership, DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation, and DLJ ESC II, L.P., a Delaware limited partnership (each a "DLJIP Entity" and collectively, the "DLJIP Entities"), the parties appearing on the signature page hereto under the caption "Existing Stockholders" and Mueller Holdings (N.A.) Inc., a Delaware corporation (the "Company").

     WHEREAS, pursuant to the Stock Subscription Agreement dated as of May 5, 2000 (the "Subscription Agreement") among the Company, the DLJIP Entities and the Selling Stockholders named therein, the DLJIP Entities are acquiring from the Selling Stockholders (i) shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), (ii) shares of Class B Convertible Non-Voting Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock") and (iii) shares of the Company's 16.0% Senior Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock" and collectively with the Class A Common Stock and the Class B Common Stock, the "Purchased Securities");

     WHEREAS, the Company has previously entered into a Stockholders Agreement dated as of August 16, 1999 (the "Stockholders Agreement") among the DLJ Entities (as defined therein), Squam Lake Investors IV, L.P., the Company and other parties thereto as of the date hereof;

     WHEREAS, the Stockholders Agreement may be amended or otherwise modified by an instrument in writing executed by the Company with the approval of the board of directors of the Company and Stockholders holding at least 75% of the outstanding Shares (as defined in the Stockholders Agreement); and

     WHEREAS, in connection with the acquisition of the Purchased Securities, the Company (with the approval of the board of directors of the Company) and Stockholders holding at least 75% of the outstanding Shares desire to amend or otherwise modify the Stockholders Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and the Subscription Agreement, the parties hereto amend and otherwise modify the Stockholders Agreement as follows:

     SECTION 1. Parties to Stockholders Agreement. From the date of this Amendment, the DLJIP Entities shall be deemed to be parties to the Stockholders Agreement.

     SECTION 2. Definitions; Interpretation. (a) Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Stockholders Agreement. Each reference to "hereof", "hereunder", "herein" or "hereby" and each other similar reference and each references to "this Agreement" and each other similar reference contained in the Stockholders Agreement shall from and after the date of this Amendment refer to the Stockholders Agreement as amended hereby.

     (b) Section 1.01 of the Stockholders Agreement is amended by the addition of the following term:

     "DLJIP Entity" means each of DLJ Investment Partners, L.P., a Delaware limited partnership, DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation, and DLJ ESC II, L.P., a Delaware limited partnership (collectively, the "DLJIP Entities").

     (c) Section 1.01 of the Stockholders Agreement is amended by the deletion of the word "or" before "(E)" and the replacement thereof with a comma and by the addition of "or (F) any DLJIP Entity" at the end of subsection (i) of the definition of "Permitted Transferee."

     SECTION 3. Transferability. Section 3.01(a) of the Stockholders Agreement is amended by the addition of the following sentence at the end thereof:

     "Subject to the Securities Act, Company Securities may be freely transferred by any DLJIP Entity."

     SECTION 4. Applicability of Section 4.01. Section 4.01 of the Stockholders Agreement is amended by the addition of the following sentence at the end thereof:

     "(e) For the avoidance of any doubt, the provisions of this Section 4.01 shall not apply to the transfer of Company Securities by any DLJIP Entity."

     SECTION 5. Assignability. Section 6.04 of the Stockholders Agreement is amended by the addition of the following after the first sentence thereof:

     "In addition, any DLJIP Entity may, in connection with a transfer of Company Securities other than pursuant to a Public Offering, assign its rights (in whole or in part) under this Agreement to another Person or Persons, provided that such Person or Persons shall execute and deliver to the Company an agreement to be bound by the terms of this Agreement applicable to DLJIP Entities."

     SECTION 6. Amendment. Section 6.05(a) of the Stockholders Agreement is amended by the addition of the following after the last sentence thereof:

     "In addition, any amendment or modification of any provision of this Agreement that would adversely affect any DLJIP Entity may be effected only with the consent of such DLJIP Entity."

     SECTION 7. Notices. All notices, requests and other communications to the DLJIP Entities shall be given to:

          DLJ Investment Partners, L.P.
          277 Park Avenue
          New York, New York 10172
          Attention: Michelle Bergman
          Fax: 212-892-7272

     SECTION 8. Miscellaneous. (a) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

     (b) No provision of this Amendment shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (c) This Amendment shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective signatories as of the day and year first above written.

                                        MUELLER HOLDINGS (N.A.), INC.


                                        By:  /s/ Darrell Jean
                                             ----------------------------------
                                             Name: Darrell Jean
                                             Title:


                                        DLJ INVESTMENT PARTNERS, L.P.

                                        By:  DLJ INVESTMENT PARTNERS,
                                             INC., Managing General Partner


                                        By:  /s/ Paul Thompson
                                             ----------------------------------
                                             Name: Paul Thompson
                                             Title:


                                        DLJ INVESTMENT PARTNERS II, L.P.

                                        By:  DLJ INVESTMENT PARTNERS, II
                                             INC., Managing General Partner


                                        By:  /s/ Paul Thompson
                                             ----------------------------------
                                             Name: Paul Thompson
                                             Title:


                                        DLJ ESC II L.P.

                                        By:  DLJ LBO PLANS MANAGEMENT
                                             CORPORATION, General Partner


                                        By:  /s/ Paul Thompson
                                             ----------------------------------
                                             Name: Paul Thompson
                                             Title:

                                        DLJ INVESTMENT FUNDING II, INC.


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        Existing Stockholders:

                                        DLJ MERCHANT BANKING
                                        PARTNERS II, L.P.

                                        By:  DLJ MERCHANT BANKING II,
                                             INC., Managing General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ MERCHANT BANKING
                                        PARTNERS II-A, L.P.

                                        By:  DLJ MERCHANT BANKING II,
                                             INC., Managing General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ OFFSHORE PARTNERS II, C.V.

                                        By:  DLJ MERCHANT BANKING II,
                                             INC., Advisory General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President

                                        DLJ DIVERSIFIED PARTNERS, L.P.

                                        By:  DLJ DIVERSIFIED PARTNERS,
                                             INC., Managing General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ DIVERSIFIED PARTNERS-A, L.P.

                                        By:  DLJ DIVERSIFIED PARTNERS,
                                             INC., Managing General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJMB FUNDING II, INC.


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ MILLENNIUM PARTNERS, L.P.

                                        By:  DLJ MERCHANT BANKING II,
                                             INC., Managing General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President

                                        DLJ MILLENNIUM PARTNERS-A, L.P.

                                        By:  DLJ MERCHANT BANKING II,
                                             INC.,  Managing General Partner

                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ EAB PARTNERS, L.P.

                                        By:  DLJ LBO PLANS MANAGEMENT
                                             CORPORATION, General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ ESC II, L.P.

                                        By:  DLJ LBO PLANS MANAGEMENT
                                             CORPORATION, as General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ FIRST ESC, L.P.

                                        By:  DLJ LBO PLANS MANAGEMENT
                                             CORPORATION, as General Partner


                                        By:  /s/ Ivy Dodes
                                             -------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President

                                        SQUAM LAKE INVESTORS IV, L.P.

                                        By:  GPI, INC., as Managing General
                                             Partner


                                        By:  /s/ Colin F. Anderson
                                             -------------------------------
                                             Name:  Colin F. Anderson
                                             Title: President